Clover Health Reports First Quarter 2022 Financial Results
First quarter total revenue was $874.4 million, compared to $200.3 million in first quarter 2021
Lives under Clover Management grew to ~257,000 from ~66,000 year-over-year
First quarter Insurance (Medicare Advantage) Medical Care Ratio (MCR) of 96.4% and Non-Insurance (Direct Contracting) MCR of 99.8% show significant improvement quarter-over-quarter
Full-year 2022 revenue expected to be $3.0 billion to $3.4 billion
Clover continues to expect 2022 Insurance MCR of 95% to 99% and a further step-wise improvement beyond

FRANKLIN, Tenn., May 9, 2022 (GLOBE NEWSWIRE) -- Clover Health Investments, Corp. (Nasdaq: CLOV) ("Clover" or the "Company"), a physician enablement company focused on improving health outcomes for America's seniors, today reported financial results for the first quarter of 2022. Management will host a conference call today at 5:00 p.m. ET to discuss its operating results and other business highlights.
"2022 is off to a strong start, led by significant year-over-year revenue growth and quarter-over-quarter margin improvements in Insurance (Medicare Advantage) and Non-Insurance (Direct Contracting)," said Clover Health CEO Vivek Garipalli. "We believe our focus on balancing this strong growth with ongoing action to further reduce MCRs and increase operational efficiencies is powering our progress towards profitability."
Andrew Toy, President of Clover Health, added, "This year we’ll continue investing in the Clover Assistant to deliver data driven value based care and are rounding out our leadership team with top level talent. Further, we believe our focus on building a sustainable, intelligent, and efficient growth engine will benefit our results by driving incremental scale, improvements across our Insurance MCR, positive Non-Insurance results, and more efficient operating expenses."
We have updated the names of our Medicare Advantage (MA) and Direct Contracting segments to our Insurance and Non-Insurance segments, respectively. We believe that this approach better reflects each segment’s current role and contribution to our business. There has been no change to the existing composition of these segments, and previously reported consolidated and segment-level financial results of the Company were not impacted by these changes.
Key Company highlights are as follows:

Dollars in Millions	Q1’22	Q1’21
Total Revenue	$874.4	$200.3
Insurance MCR	96.4%	107.9%
Non-Insurance MCR	99.8	—
Salaries and Benefits Plus General and Administrative Expenses	$126.8	$104.6
Adjusted Operating Expenses (Non-GAAP) (1)(2)	84.4	58.2
Net Loss	(75.3)	(48.4)
Adjusted EBITDA (Non-GAAP) (1)(2)	(71.8)	(72.5)
(1) Adjusted Operating Expenses (Non-GAAP) and Adjusted EBITDA (Non-GAAP) are non-GAAP financial measures. Reconciliations of Adjusted Operating Expenses (Non-GAAP) to the sum of Salaries and Benefits Plus General and Administrative Expenses and Adjusted EBITDA (Non-GAAP) to Net Loss, respectively, the most directly comparable GAAP measures, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
(2) Beginning in first quarter 2022, we are no longer reporting Normalized MA MCR (Non-GAAP) and Normalized Adjusted EBITDA (Non-GAAP), reflecting the expected reduction in the impact of the COVID-19 pandemic on our financial results. We have also updated our definition and presentation of Adjusted EBITDA (Non-GAAP) to exclude premium deficiency reserve expense or benefit (PDR), gain on investment, and expenses attributable to Seek Insurance Services, Inc., and Clover Therapeutics Company. PDR is now being excluded because management believes that PDR does not reflect the Company’s underlying fundamentals due to the significant variability in PDR from period to period and because it is a non-cash item, gain on investment is being excluded because it is a non-cash item and does not reflect the Company’s underlying operations, and expenses attributable to Seek Insurance Services, Inc., and Clover Therapeutics Company are being excluded because management believes they are not reflective of the Company’s operating expenses relating to its core businesses or its actual recurring cash expense. The prior period figure has been revised to conform to the updated definition and presentation. For additional information, see the definition of "Adjusted EBITDA (Non-GAAP)" in Appendix A.

Lives under Clover Management

	March 31, 2022	March 31, 2021
Insurance Members	85,026	66,348
Non-Insurance Beneficiaries	172,416	—
Total Lives under Clover Management	257,442	66,348

Clover Assistant (CA) Highlights
•Lives under Clover Assistant Management grew ~550% year-over-year to 211,386.
•Approximately 3,600 unique users (NPIs) were live on Clover Assistant in the first quarter, up ~43% year-over-year.
•During 2021, our Insurance members whose primary care providers (PCPs) used the Clover Assistant had an MCR that was more than 1,000 basis points lower than members whose PCPs didn't. Further, our returning 2021 Insurance members with PCPs who were live on CA in 2018 had a 4.2% lower incurred Insurance MCR (non-GAAP)(1) than members with PCPs who went live on CA in 2019, and members with PCPs who went live on CA in 2019 had a 5.5% lower incurred Insurance MCR (non-GAAP) than members with PCPs who went live on CA in 2020.
(1)    Incurred Insurance MCR (Non-GAAP) is a non-GAAP financial measure. A reconciliation of Incurred Insurance MCR (Non-GAAP) to Insurance MCR, the most directly comparable GAAP measure, is provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
Financial Outlook
"The first quarter was a solid start to the year. We are cautiously optimistic about the remainder of 2022, and are maintaining our expectations for a meaningful improvement over last year," said Mark Herbers, interim Chief Financial Officer of Clover Health. "We continue to focus on sustainable and intelligent growth, including a deeper analysis of our specific markets, to drive our go-to-market strategy. Importantly, we believe there are multiple levers that we can utilize in order to drive another step-wise improvement in our Insurance MCR, better Non-Insurance results and lower operating expenses."
For full-year 2022, Clover Health is reaffirming its previously provided guidance and commentary:
•Total revenues are expected to be in the range of $3.0 billion to $3.4 billion. This includes projected Insurance revenue of $1.0 billion to $1.1 billion and Non-Insurance revenue of $2.0 billion to $2.3 billion.
•Insurance membership is expected to average 84,000 - 85,000, a growth rate of 26% - 27% as compared to the 2021 average. For the Non-Insurance program, the Company expects the average number of aligned beneficiaries to be 160,000 - 165,000, compared to an average of 62,125 in 2021.
•Insurance MCR is expected to be in the range of 95% - 99%. This improvement versus 2021 is expected to be driven by a combination of expected operational efficiencies, increased risk scores, and slightly lower COVID-19 costs. Non-Insurance MCR is also expected to improve versus 2021 levels. Any significant developments related to COVID-19 and/or historical utilization trends could impact these expectations.
•Adjusted Operating Expenses (Non-GAAP)(1) are expected to be between $330 million and $345 million.
•Adjusted Operating Expenses as a Percentage of Revenue (Non-GAAP)(1) is expected to be 10% - 12% compared to 18% in 2021.
(1) Reconciliations of projected Adjusted Operating Expenses (Non-GAAP) to projected Salaries and Benefits Plus General and Administrative Expenses and of projected Adjusted Operating Expenses as a Percentage of Revenue (Non-GAAP) to projected Salaries and Benefits Plus General and Administrative Expenses as a Percentage of Revenue, the most directly comparable GAAP measures, are not provided because stock-based compensation expense, which is excluded from Adjusted Operating Expenses (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
Insurance MCR Cohorts by Region
This quarter we are providing information regarding the Company's Insurance MCR by region in fiscal year 2021, which is our most recent comprehensive data available, to demonstrate the variations across our footprint.

Insurance MCR (GAAP) for Year Ended December 31, 2021
All Members	106.0%

Incurred Insurance MCR (Non-GAAP)(1) by Region for Year Ended December 31, 2021
	Incurred Insurance MCR (Non-GAAP)(1)	Member Weight(5)
Northern New Jersey(2)	99.3%	67.7%
Southern New Jersey(3)	120.4	22.9
Georgia(4)	99.9	6.2
Other	103.8	3.2
All Members	103.5	100.0%
(1)    Incurred Insurance MCR (Non-GAAP) is a non-GAAP financial measure. A reconciliation of Incurred Insurance MCR (Non-GAAP) to Insurance MCR, the most directly comparable GAAP measure, is provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
(2)    The Incurred Insurance MCR (non-GAAP) presented reflects a weighted average of premiums and claims associated with our members enrolled in MA plans that we offer in what we describe internally as our Northern New Jersey region. Our Northern New Jersey region includes the following counties in New Jersey: Atlantic, Bergen, Essex, Hudson, Mercer, Monmouth, Morris, Passaic, Somerset, Sussex, and Union. We consider these to be our Northern New Jersey counties based on the consistency of our plan design and maturity for the MA plans we offer in these markets, which generally fall within the geography of Northern New Jersey.
(3)    The Incurred Insurance MCR (non-GAAP) presented reflects a weighted average of premiums and claims associated with our members enrolled in MA plans that we offer in what we describe internally as our Southern New Jersey region. Our Southern New Jersey region includes the following counties in New Jersey: Burlington, Camden, Cape May, Cumberland, Gloucester, Hunterdon, Middlesex, Ocean, and Salem. We consider these to be our Southern New Jersey counties based on the consistency of our plan design and maturity for the MA plans we offer in these markets, which generally fall within the geography of Southern New Jersey.
(4)    The Incurred Insurance MCR (non-GAAP) presented reflects a weighted average of premiums and claims associated with our members enrolled in MA plans that we offer in Georgia.
(5) Determined by dividing the number of Clover's Insurance members in the applicable region by Clover's total number of Insurance members.
Leadership Update
Year to date, the Company has significantly bolstered its management team, making several key hires. During the first quarter of 2022, Clover Health appointed Conrad Wai as Chief Technology Officer and Joseph Martin as General Counsel. Additionally, today Aric Sharp joined the Company as CEO of Value Based Care.
Earnings Conference Call Details
Clover Health’s management will host a conference call to discuss its financial results on Monday, May 9, at 5:00 PM Eastern Time. A live webcast of the call can be accessed from Clover Health’s Investor Relations website at investors.cloverhealth.com, and an on-demand replay will be available on the same website following the call.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements under "Financial Outlook," including expectations relating to potential improvements in Insurance MCR, Non-Insurance MCR, and operating expenses, and the statements contained in the quotations of our executive officers, including expectations related to Clover Health’s "progress towards profitability" and potential improvements in our 2023 results, including our Insurance MCR, Non-Insurance MCR, and operating expenses. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: Clover Health’s ability to increase the lifetime value of enrollments and manage medical expenses; changes in CMS' risk adjustment payment system; challenges in expanding our member and beneficiary base or into new markets; Clover Health's exposure to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions; the impact of litigation or investigations; changes or developments in Medicare or the health insurance system and laws and regulations governing the health insurance markets; the current and future impact of the COVID-19 pandemic and its variants on Clover Health’s business and industry; the adoption and usage of the Clover Assistant; the timing and market acceptance of new releases and upgrades to the Clover Assistant; and the successful development of our Non-Insurance operations and the degree to which our offerings gain market acceptance by physicians. Additional information concerning these and other risk factors is contained in our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 28, 2022, including the Risk Factors section therein, and in our other filings with the SEC. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.
About Non-GAAP Financial Measures
We use non-GAAP measures including Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Operating Expenses as a Percentage of Revenue, and Incurred Insurance MCR. These non-GAAP financial measures are provided to enhance the reader's understanding of Clover Health's past financial performance and our prospects for the future. Clover Health's management team uses these non-GAAP financial measures in assessing Clover Health's performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures, which are attached to this release, together with other important financial information, including our filings with the SEC, on the Investor Relations page of our website at investors.cloverhealth.com.
For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures and Other Items."
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.

About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement company focused on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is underpinned by our proprietary software platform, the Clover Assistant, which is designed to aggregate patient data from across the health ecosystem to support clinical decision-making and improve health outcomes. We operate two distinct lines of business: Insurance and Non-Insurance. Through its Insurance segment, the Company provides PPO and HMO plans to Medicare Advantage members in several states. The Company's Non-Insurance segment consists of its operations in connection with its participation in CMS' Direct Contracting model, which will transition to the ACO Reach model beginning in 2023. Clover's corporate headquarters are in Franklin, Tenn.

Visit: www.cloverhealth.com

Contacts:
Investor Relations:
Derrick Nueman & Ryan Schmidt
investors@cloverhealth.com
Press Contact:
Andy Robinson & Andrew Still-Baxter
press@cloverhealth.com

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS: SELECTED METRICS
(in thousands)

	March 31, 2022 (Unaudited)	December 31, 2021
Selected Balance Sheet Data:
Cash, cash equivalents and investments	$722,844	$791,194
Total assets	2,679,894	950,804
Unpaid claims	164,240	138,604
Notes and securities payable, net of discount and deferred issuance costs	19,947	19,938
Total liabilities	2,190,081	411,487
Total stockholders' equity	489,813	539,317

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Premiums earned, net (Net of ceded premiums of $119 and $124, for the three months ended March 31, 2022 and 2021, respectively)	$278,169	$199,376
Direct Contracting revenue	594,898	—
Other income	1,312	949
Total revenues	874,379	200,325

Operating expenses:
Net medical claims incurred	861,722	214,420
Salaries and benefits	69,091	66,024
General and administrative expenses	57,697	38,618
Premium deficiency reserve benefit	(27,657)	—
Depreciation and amortization	826	160
Other expense	—	191
Total operating expenses	961,679	319,413
Loss from operations	(87,300)	(119,088)

Change in fair value of warrants payable	—	(85,506)
Interest expense	403	1,175
Amortization of notes and securities discounts	—	13,660
Gain on investment	(12,394)	—
Net loss	$(75,309)	$(48,417)
Operating Segments

	Insurance	Non-Insurance	Corporate/Other	Eliminations	Consolidated Total
Three months ended March 31, 2022	(in thousands)
Premiums earned, net (Net of ceded premiums of $119)	$278,169	$—	$—	$—	$278,169
Non-Insurance revenue	—	594,898	—	—	594,898
Other income	271	—	27,399	(26,358)	1,312
Intersegment revenues	—	—	19,136	(19,136)	—
Net medical claims incurred and other medical costs	268,126	593,999	2,628	(3,031)	861,722
Gross profit	$10,314	$899	$43,907	$(42,463)	$12,657

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA RECONCILIATION
(in thousands) (Unaudited)(1)(2)

	Three Months Ended March 31,		Three Months Ended
	2022	2021	December 31, 2021	September 30, 2021	June 30, 2021
Net loss:	$(75,309)	$(48,417)	$(187,202)	$(34,527)	$(317,611)
Adjustments
Interest expense	403	1,175	412	413	1,229
Amortization of notes and securities discount	—	13,660	—	13	8
Depreciation and amortization	826	160	848	120	118
Change in fair value of warrants payable	—	(85,506)	—	(115,152)	134,512
Gain on investment	(12,394)	—	—	—	—
Stock-based compensation expense	40,640	42,713	31,181	46,803	43,026
Premium deficiency reserve (benefit) expense	(27,657)	—	61,967	20,761	27,900
Expenses attributable to Seek Insurance Services, Inc.	1,374	3,020	4,542	3,735	2,739
Expenses attributable to Clover Therapeutics Company	357	703	826	1,106	988
Adjusted EBITDA (Non-GAAP)	$(71,760)	$(72,492)	$(87,426)	$(76,728)	$(107,091)
(1) The table above includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2)    In first quarter 2022, we updated our definition and presentation of Adjusted EBITDA (Non-GAAP) to exclude premium deficiency reserve expense or benefit (PDR), gain on investment, and expenses attributable to Seek Insurance Services, Inc. and Clover Therapeutics Company from the calculation of this measure. PDR is now being excluded because management believes PDR does not reflect the Company's underlying fundamentals due to the significant variability in PDR from period to period and because it is a non-cash item, gain on investment is being excluded because it is a non-cash item and management believes it does not reflect the Company's underlying operations, and expenses attributable to Seek Insurance Services, Inc., and Clover Therapeutics Company are being excluded because management believes they are not reflective of the Company’s operating expenses relating to its core businesses or its actual recurring cash expense. Previously reported Adjusted EBITDA (Non-GAAP) figures have been revised in the table above to conform to the updated presentation.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
INCURRED INSURANCE MEDICAL CARE RATIO (NON-GAAP) RECONCILIATION
(Unaudited)(1)

Year Ended December 31, 2021
GAAP Insurance MCR (All Members)	106.0%
Adjustments
Prior Period Development(2)(3)	(2.5)
Incurred Insurance MCR (Non-GAAP)(3)	103.5

Incurred Insurance MCR (Non-GAAP) By Region
Northern New Jersey	99.3
Southern New Jersey	120.4
Georgia	99.9
Other	103.8
All Members Total	103.5

Incurred Insurance MCR (Non-GAAP) By Clover Assistant (CA) Cohort(3)(4)
2018 CA Cohort	89.2
2019 CA Cohort	93.4
2020 CA Cohort	98.9
Aggregate CA PCP Cohort	93.5
Non-CA PCP Cohort	112.5
(1) The table above includes non-GAAP measures. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) Prior period development cannot be reasonably attributed to specific Insurance members and, therefore, the reconciliation of Incurred Insurance MCR to GAAP Insurance MCR is provided at the total Insurance-member level only. We do not expect the impact of prior period development would be material to the calculation of Insurance MCR for any regional or Clover Assistant cohort over the applicable period.
(3) Figures presented differ from those included in our fourth quarter 2021 earnings release, reflecting our actual claims experience as compared to the Company's estimates as of December 31, 2021.
(4) Includes only returning members with primary care providers.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING EXPENSES (NON-GAAP) RECONCILIATION
(in thousands) (Unaudited)(1)

	Three Months Ended March 31,
	2022	2021
Salaries and benefits	$69,091	$66,024
General and administrative expenses	57,697	38,618
Total Salaries and benefits plus General and administrative expenses	126,788	104,642
Adjustments
Stock-based compensation expense	(40,640)	(42,713)
Expenses attributable to Seek Insurance Services, Inc.	(1,374)	(3,020)
Expenses attributable to Clover Therapeutics Company	(357)	(703)
Adjusted Operating Expenses (Non-GAAP)	$84,417	$58,206

Total revenues	$874,379	$200,325
Adjusted Operating Expenses (Non-GAAP) as a Percentage of Revenue	10%	29%
(1) The table above includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
Appendix A
Explanation of Non-GAAP Financial Measures and Other Items

Non-GAAP Adjustments
We believe it is useful to investors for our presentation within this document of financial measures on a non-GAAP basis to exclude the below items. In particular, we believe that the exclusion of these amounts provides useful measures for period-to-period comparisons of our business. These key measures are used by our management and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In addition, we believe that the presentation of these non-GAAP measures enhances an investor's understanding of our financial performance.

Amortization of notes and securities discount - We report non-convertible notes and convertible securities at carrying value, net of discount. We account for convertible securities in accordance with accounting guidance for debt with conversion and other options, after determining whether embedded conversion options should be bifurcated from their host instruments.

Change in fair value of warrants payable - The fair value of warrant liabilities is estimated using a valuation method based on the level of instrument, where the values of various instruments are estimated based on an analysis of future values, assuming various future outcomes.

Depreciation and Amortization - Depreciation and amortization consists of all depreciation and amortization expenses associated with our property and equipment. Depreciation includes expenses associated with property and equipment. Amortization includes expenses associated with leasehold improvements.

Expenses Attributable to Seek Insurance Services, Inc. and Clover Therapeutics Company - This consists of expenses incurred by the Company in the current period attributable to Seek Insurance Services, Inc. and Clover Therapeutics Company. These expenses are excluded from Adjusted Operating Expenses (Non-GAAP) and Adjusted EBITDA (Non-GAAP) because management believes they are not reflective of the Company's core businesses or its actual recurring cash expense and therefore do not appropriately reflect the Company's underlying fundamentals.

Gain on Investment - Gain on investment consists of the gain recorded by the Company upon the completion by one of its subsidiaries, Clover Therapeutics Company, of a private capital transaction during the first quarter of 2022.

Interest Expense - Interest expense consists mostly of interest expense associated with previously outstanding non-convertible notes under our term loan facility that was terminated in the second quarter of 2021.

Premium deficiency reserve expense (benefit) – This consists of a reserve established to the extent that the sum of expected future costs, claim adjustment expenses, and maintenance costs exceeds related future premiums under contracts without consideration of investment income. We assess the profitability of our contracts with CMS to identify those contracts where current operating results or forecasts indicate probable future losses. Premium deficiency reserve expense (benefit) is recognized in the period in which the losses are identified.

Prior Period Development – This consists of our estimate of adjustments in the current period which relate to prior period dates of service. We exclude these amounts from Incurred Insurance MCR (Non-GAAP) to isolate our estimate of current period performance.

Stock-Based Compensation Expense – This consists of expenses for stock-based payment awards granted to employees and non-employees.

Non-GAAP Definitions
Adjusted EBITDA - A non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discount, depreciation and amortization, change in fair value of warrants payable, gain on investment, stock-based compensation expense, premium deficiency reserve expense (benefit), and expenses attributable to Seek Insurance Services, Inc., and Clover Therapeutics Company. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.

Adjusted Operating Expenses - A non-GAAP financial measure defined by us as Salaries and benefits plus General and administrative expenses, less Stock-based compensation expense, and expenses attributable to Seek Insurance Services, Inc. and Clover Therapeutics Company. We believe that Adjusted Operating Expenses provides management, investors, and others a useful view of our operating spend as it excludes non-cash, stock-based compensation, and expenses related to investments that management believes do not reflect the Company's core operating expenses. We believe that Adjusted Operating Expenses as a Percentage of Revenue is useful to management, investors, and others because it allows us to measure our operational leverage as revenue scales.

Incurred Insurance MCR - A non-GAAP financial measure that excludes from Insurance Medical Care Ratio (as defined below) the impact of prior period development. We believe that this metric, which is used by our management team in the operation of the business, is helpful to investors and others in assessing the medical care ratios of various cohorts of our members, excluding the impact associated with adjustments made in the current period relating to prior period dates of service.

Definitions of Other Items
Non-Insurance Medical Care Ratio - We calculate our Non-Insurance medical care ratio (MCR) by dividing net medical claims incurred in connection with our Non-Insurance operations by Non-Insurance revenue in a given period. We believe our Non-Insurance MCR is an indicator of our gross profitability and our ability to capture and analyze data over time to generate actionable insights for returning beneficiaries to improve care and reduce medical expenses.

Lives under Clover Assistant Management - Insurance members and Original Medicare beneficiaries whose providers or practices were live on the Clover Assistant on or before March 31, 2022. We believe that Lives under Clover Assistant Management is a useful measure of the size of the beneficiary population for whom we believe we have the potential to enhance healthcare delivery, reduce expenditures, and improve care.

Lives under Clover Management - Consists of our (i) Insurance members and (ii) Original Medicare beneficiaries aligned to the Company's Direct Contracting Entity (DCE) via attribution to a DCE-participating provider through alignment based on claims data or by beneficiary election through voluntarily alignment, in connection with the Centers for Medicare & Medicaid Services' Global and Professional Direct Contracting Model, which will transition to the ACO Reach model in 2023. We believe that Lives under Clover Management is a useful measure of the size of the beneficiary population managed by the Company.

Insurance Medical Care Ratio, Gross and Net - We calculate our Insurance medical care ratio (MCR) by dividing total net medical claims incurred by premiums earned, in each case on a gross or net basis, as the case may be, in a given period. We believe our MCR is an indicator of our gross profit for our Medicare Advantage plans and the ability of our Clover Assistant platform to capture and analyze data over time to generate actionable insights for returning members to improve care and reduce medical expenses.